UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/29/2005

Cambridge Display Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51079

Delaware	13-4085264
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

c/o Cambridge Display Technology Limited
2020 Cambourne Business Park
Cambourne
CB3 6DW
(Address of principal executive offices, including zip code)

011 44 1954 713600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 4.01.    Changes in Registrant's Certifying Accountant

On November 28, 2005, Cambridge Display Technology, Inc. (the 'Company') requested Ernst & Young LLP ('E&Y') to consider a proposal that E&Y change the office in which it issues its annual audit opinion with respect to the Company's audited financial statements from its New York office to its Cambridge, United Kingdom office (the 'Proposal'). The Proposal was made by the Company based on its belief that it would be more efficient and cost-effective to have the Company's auditors in the United Kingdom, rather than in the United States, because the Company's operations are principally conducted in the United Kingdom. E&Y's United Kindgom office is operated under the name Ernst and Young, LLP ('E&Y UK'). Pursuant to the Proposal, E&Y UK would issue an audit opinion with respect to the Company's audited financial statements for the fiscal year ending December 31, 2005 and thereafter for as long as E&Y UK remains the Company's auditor. Prior to the change in the audit opinion issuing office, E&Y UK performed a substantial portion of the auditing procedures on the Company's operations, but the audit opinion had been issued out of E&Y's New York office. Both E&Y's New York office and E&Y UK are members of Ernst & Young Global Limited.

On November 28, 2005, the audit committee of the Company's board of directors accepted and approved the change of office, commencing immediately and on November 29, 2005 this decision was ratified by the Company's full board of directors.

The report of E&Y on the Company's financial statements for each of the fiscal years ended December 31, 2003 and 2004 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2004 and the subsequent interim period ended September 30, 2005, there have been no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference to the subject matter thereof in their reports on the financial statements of the Company for such periods.

The Company has provided E&Y with a copy of the foregoing disclosures and requested that E&Y furnish a letter to the SEC stating whether or not E&Y agrees with the above statements. A copy of E&Y's letter, dated November 29, 2005, addressed to the SEC is referred to in Item 9.01 of and filed as Exhibit 16.01 to this Form 8-K.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At a meeting of the Board of Directors of Cambridge Display Technology, Inc., which took place on November 29, 2005, the Board appointed Dr Malcolm J Thompson, 50, as a Director of the Company with immediate effect.

Dr Thompson will also serve on the Audit and Compensation Committees of the Board.

Dr Thompson is currently serving as President of M.J.T. Associates (since January 2002) and as CEO of Vitex Systems, Inc. (since April 2003), a company developing transparent barrier films for use in flat panel displays. He is also Chairman and director of Photon Dynamics, Inc. Previously Dr Thompson was the CEO and President of Novalux, Inc. from 1999 to 2002.

There are no arrangements or understandings between Dr Thompson and any other persons pursuant to which Dr. Thompson was elected as a director. There are no transactions under item 404(a) of Regulation S-K under which Dr. Thompson had or will have a material interest.

Mr Philip E. Berney resigned from the Board with immediate effect. As disclosed in the Company's proxy statement which was filed on June 2, 2005, The rules and regulations of the National Association of Securities Dealers, the Nasdaq Stock Market and the Securities and Exchange Commission, or the SEC, require that, within one year from the date of our initial public offering on December 15, 2004, a majority of our board must be composed of members who meet the independence standards specified in these rules and regulations. Philip E. Berney and Frank K. Bynum, Jr., the two directors affiliated with our largest stockholder, Kelso and Company, and who do not meet these independence standards, have agreed that one of them will resign from our Board prior to December 15, 2005 if necessary in order for us to comply with these requirements.' The Company is now compliant with the rules and regulations following the appointment of Dr Thompson and resignation of Mr Berney.

Mr Frank Bynum resigned from serving on the Audit Committee with immediate effect.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired - None

(b) Pro Forma Financial Information - None

(c) Exhibits:

Exhibit No. 16.1: Letter from Ernst & Young LLP, dated November 28, 2005, addressed to the SEC.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambridge Display Technology, Inc.

Date: November 30, 2005	By:	/s/ Daniel Abrams
Daniel Abrams
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-16.01	EY Letter to SEC